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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Genesis Worldwide Inc., which is incorporated by reference in the Genesis Worldwide Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP
                                        -----------------------------------
Dayton, Ohio                            PricewaterhouseCoopers LLP
April 14, 2000